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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDNT ACCOUNTANTS


To the Board of Directors and Shareholders of Blue Rhino Corporation


We consent to the inclusion in this registration statement of Form S-1
(Registration No. 333-    ) of our reports dated September 5, 1997, except for
Note 7, for which the date is December 18, 1997, on our audits of the consolidated financial statements of Blue Rhino Corporation. We also consent to the reference of our firm under the captions "Experts" and "Selected Consolidated Financial Date".

                                /s/ Coopers & Lybrand L.L.P.
                                ----------------------------
                                Coopers & Lybrand L.L.P.

                                Coopers & Lybrand L.L.P.
                                Greensboro, North Carolina
                                March 10, 1998